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KonaRed® Corporation Signs Agreement With Verdi Consultants to Launch KonaRed RX Line of Nutritional Supplements

November 7, 2013. Kalaheo, HI - KonaRed Corporation (formerly TeamUpsport Inc.) (OTCBB: KRED) (OTCQB: KRED)
(“KonaRed” or the “Company”), the developers of the powerful antioxidant-rich wellness beverage made from the exclusive Hawaiian Coffee Fruit, has signed an agreement with Verdi Consultants, a national sales and brand development company, to launch KonaRed’s RX line of nutritional supplements and to provide sales and brand development strategy. The announcement was made today by Mr. Shaun Roberts, CEO of KonaRed Corporation.

Verdi Consultants is headed by Aida Aragon, a seasoned sales, marketing, and brand management executive with more than 15 years experience, including work in the sports beverage and supplement industries. She has played a pivotal role in executing successful store roll outs in specialty stores, as well as in food and drug mass retail outlets. Ms. Aragon has worked with such well- known companies as EAS, GNC, Gold’s Gym, Cytopsport, Nutrition53, and Lumina Health Products, helping to increase sales and brand awareness.

“One of Aida’s main objectives during the next few months will be to help introduce our brands to new accounts, ranging from specialty to mass retail outlets,” stated Mr. Roberts. “We are very excited about this new relationship and look forward to working with Aida and her team, ” he added.

“I know KonaRed is the brand that will be the healthy lifestyle, feel-good brand for years to come. We are eager to get started and introduce KonaRed to an even wider audience throughout the world,” stated Ms. Aragon.

About KonaRed Corporation KonaRed Corporation is the business of bringing the health and wellness attributes of Hawaiian Coffee fruit to the masses.  KonaRed Corporation has developed  an innovative, state of the art, proprietary process that produces extracts and powdered Hawaiian Coffee Fruit.  The company is headquartered in Kalaheo, Hawaii.  Learn more about the science behind coffee fruit and follow the healthy, Hawaiian active lifestyle by visiting www.konared.com.  For additional information about the company and Investor Relations email invest@konared.com.

Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements.” Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward- looking statements include, among other things, references to KonaRed’s endeavor being beneficial to consumers and shareholders alike. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available atwww.sec.gov.

On Behalf of the Board, Shaun Roberts, President and CEO KonaRed Corporation

Contact Information

Contact: KonaRed Corporation Investor Relations
Email: invest@konared.com
Website:  www.konared.com